Consent of Independent Auditor

We hereby consent to the incorporation by reference in this registration statement on Form S-3 of Ur-Energy Inc. of our report dated February 26, 2021 relating to the financial statements of Ur-Energy Inc., which appears in the annual report on Form 10-K for the year-ended December 31, 2020. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada
November 23, 2021

PricewaterhouseCoopers LLP
PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7
T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca